UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 20, 2014

North American Oil & Gas Corp.

(Exact name of registrant as specified in its charter)

Nevada

(State of other jurisdiction of incorporation)

333-172896

(Commission File Number)

98-087028

(IRS Employer Identification No.)

56 E. Main Street, Suite 202

Ventura, California 93001

(Address of principal executive offices) (Zip Code)

(805) 643-0385

Registrant’s telephone number, including area code

 ____________________________________________________

(Former name or former address, if changed since last report.)

Copies to:

Aaron Botti, Esq.

2815 Townsgate Rd., Suite 320

Westlake Village, California 93021

Telephone No.: (805) 577-8088

Facsimile No.: (805)456-7884

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement.

On November 20, 2014, North American Oil & Gas Corp (the “Company”) received notice from WHC Capital, LLC (“WHC”) stating the Company is in default under the Securities Purchase Agreement (“SPA”) dated August 12, 2014 due to the Company failing to make payments as due pursuant to the SPA. Based on the events of default WHC has accelerated the entire principal balance and default payments under the SPA. According to WHC the company immediately owes approximately $290,000 under the SPA. The Company is in discussions with WHC to restructure the SPA.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

North American Oil & Gas Corp.
(Registrant)

Date: November 26, 2014	By:	/s/ Robert Rosenthal
	Name:	Robert Rosenthal
	Title:	President and Chief Executive Officer
(principal executive officer)